UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2008

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Change in Registrant's Certifying Accountant

a)
On September 24, 2008, QSGI INC. (the "Company"), dismissed RubinBrown LLP as the Company's independent auditors.  The change of auditors was approved by the Company's Board of Directors and was done purely as a cost savings measure.

RubinBrown LLP stated in their reports on the Company's financial statements for the fiscal years ended December 31, 2007 and 2006 that "the Company has reported significant losses from operations and is in default of its line-of-credit agreement.  These conditions raise substantial doubt about its ability to continue as a going concern."  Otherwise, RubinBrown LLP's reports on the Company's financial statements for those fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  On June 10, 2008, the Company announced that it had signed a $10 million Senior Credit Facility with Victory Park Management, LLC.

During the fiscal years ended December 31, 2007 and 2006, and the subsequent interim periods through September 24, 2008, there were no disagreements with RubinBrown LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which agreements, if not resolved to the satisfaction of RubinBrown LLP, would have caused them to make reference to the disagreements in connection with their report on the Company's financial statements for such years.  During the fiscal years ended December 31, 2007 and 2006, and the subsequent interim periods through September 24, 2008 there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v), except that, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, our Board of Directors were advised by RubinBrown LLP, that during their performance of the audit for the year ended December 31, 2007, they identified two material weaknesses in our internal control over financial reporting.  They are as follows:  (1) a material weakness in the Company's internal controls exists in that there is not an effective control to ensure the accuracy and completeness in the determination of the allowance for doubtful accounts; and (2) a material weakness in the Company's internal controls exists in that there is not an effective control related to: (i) the application of appropriate assumptions related to goodwill and intangible impairment analysis; and (ii) the monitoring of the recording of appropriate reserves for income taxes.

The Company has provided RubinBrown LLP with a copy of the disclosures it is making in response to this item 4.01.  The Company expects to file an amendment to this Current Report on Form 8-K within 10 business days attaching as an exhibit a letter from RubinBrown LLP addressed to the Commission stating whether they agree or disagree with the statements made herein.

On September 24, 2008, the Company's Audit Committee engaged Morison Cogen LLP as the Company's independent auditors to audit the Company's financial statements.  During the fiscal years ended December 31, 2007 and 2006 and the six month period ended June 30, 2008, neither the Company nor anyone on its behalf, has consulted with Morison Cogen LLP regarding any accounting or audit concerns, including, without limitation, those stated in Regulation S-K Item 304(a)(1)(v).Item 304(a)(2) of Regulation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: September 25, 2008	By: /S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer